UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2008

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 25, 2008, Gottschalks Inc. (the "Company") entered into an Allonge (the "Allonge") to the Non-Negotiable, Subordinated Note in favor of The Harris Company ("Harris") due May 30, 2009 (the "Subordinated Note"). The Allonge amended the Subordinated Note to add a required principal payment of $2,000,000 due February 20, 2010 and extend the Subordinated Note's maturity date payment to May 30, 2010. The Allonge also amended the Subordinated Note to provide that within thirty (30) days of the issuance of any preferred stock by the Company, Harris, at its sole discretion, may declare the principal amount, together with the accrued interest amount, due and payable within ten (10) days.

     On July 24, 2008, the Company entered into a Consent and Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of September 26, 2007 (the "Credit Agreement"), by and among the Company and General Electric Capital Corporation as a Lender and as Agent for Lenders (the "Agent") pursuant to which the Lenders consented to the Subordinated Note as amended by the Allonge and provided for related amendments to the Credit Agreement governing the Subordinated Note.

     On July 18, 2008, the Company entered into an Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") with El Corte Ingles ("ECI"), Joseph Levy and Bret Levy. The Stockholders' Agreement amends and restates an earlier agreement that was entered into on August 20, 1998 (and subsequently amended thereafter), in connection with the acquisition by the Company of substantially all of the assets of Harris, a wholly-owned subsidiary of ECI. As a result of the acquisition, Harris became a significant stockholder of the Company, and both Harris and ECI became affiliates of the Company. Joseph Levy currently serves as Chairman emeritus of the Company and Bret Levy is his son. Under the terms of the Stockholders' Agreement, ECI will no longer be required to vote its shares of common stock of the Company in favor of any transaction that would result in a change of control of the Company and which has been recommended by the Company's Board of Directors and submitted to a vote of the Company's stockholders. The Stockholders' Agreement also provides that any shares of the Company's common stock that are acquired by ECI after July 18, 2008 and which are in excess of the number of shares of the Company's common stock that are held by ECI as of July 18, 2008 shall not be governed under the Stockholders' Agreement. The 2,095,900 shares of Company common stock that are currently held by ECI will remain subject to the Stockholders' Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Allonge to Non-Negotiable, Subordinated Note due May 30, 2009 dated July 25, 2008.
10.2

Consent and Amendment Number 1 to the Second Amended and Restated Credit Agreement dated July 24, 2008 by and among Gottschalks Inc. and General Electric Capital Corporation as a Lender and as Agent for Lenders.

10.3	Amended and Restated Stockholders' Agreement by and among El Corte Ingles, S.A., Gottschalks Inc., Joseph Levy and Bret Levy dated July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

August 4, 2008	By: /s/ James R. Famalette James R. Famalette Chairman and Chief Executive Officer

August 4, 2008	By: /s/ Daniel T. Warzenski Daniel T. Warzenski Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
10.1	Allonge to Non-Negotiable, Subordinated Note due May 30, 2009 dated July 25, 2008. Also provided in PDF format as a courtesy.
10.2

Consent and Amendment Number 1 to the Second Amended and Restated Credit Agreement dated July 24, 2008 by and among Gottschalks Inc. and General Electric Capital Corporation as a Lender and as Agent for Lenders.    Also provided in PDF format as a courtesy.

10.3	Amended and Restated Stockholders' Agreement by and among El Corte Ingles, S.A., Gottschalks Inc., Joseph Levy and Bret Levy dated July 18, 2008. Also provided in PDF format as a courtesy.